                                                                   Exhibit 10.33


                       [ACUSPHERE, INC. LETTERHEAD]                    ACUSPHERE


      THIS CONSULTING AGREEMENT (the "Agreement"), made as of the 21th Day of May, 1999, is entered into by and between Acusphere, Inc., a Delaware corporation with its principal place of business at 38 Sidney Street, Cambridge, Massachusetts 02139 (the "Company"), and William Ramage, Ph.D., P.O. Box 676042, Rancho Santa Fe, California 92067-6042 (the "Consultant").

                                INTRODUCTION

      The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In consideration of the mutual convenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including, but not limited to, the services specified on Schedule A to this Agreement.

2. Term. This Agreement shall commence on May 21, 1999, hereof and shall continue until May 21, 2000 (such period, as it may be extended, being referred to as the "Consultation Period"), unless sooner terminated in accordance with the provisions of Section 4.

3. Compensation.

      3.1 Consulting Fees: The Company shall pay to the Consultant consulting fees of $1,500 per eight (8) hour day worked and invoiced within 30 days after receipt of a monthly statement. This fee is inclusive of time spent traveling to and from the Study site(s) or Meeting locations.

      3.2 Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $1,000 per month without the prior written approval of the Company.

                                                                       ACUSPHERE


      3.3 Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

4. Termination. Either party may terminate the Consultant Period upon 30 days' prior written notice to the other party. In the event of such termination, the Consultant shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 3.2. Such payments shall constitute full settlement of any and all claims of the Consultant of every description against the Company. Notwithstanding the foregoing, the Company may terminate the Consultation Period, effective immediately upon receipt of written notice, if the Consultant breaches or threatens to breach any provision of Section 6.

5. Cooperation. The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

6.    Inventions and Proprietary Information.

      6.1   Inventions.

            (a) All Inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) ("Inventions") related to the business of the Company which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others and whether during normal business hours or otherwise, during the Consultation Period or thereafter if resulting or directly derived from Proprietary Information (as defined below), shall be the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of the Company and at the Company's expense, the Consultant shall execute such

                                                                       ACUSPHERE



further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

(b) The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

      6.2   Proprietary Information.

            (a) The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information. The Consultant agrees that he will not, during the Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

            (b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, and Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to the Company.

            (c) The Consultant's obligations under this Section 6.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.2 (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

                                                                       ACUSPHERE


            (d) Upon termination of this Agreement or at any other time upon request by the Company, the consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

            (e) The Consultant represent his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of this or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

            (f) The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to him and to take all action necessary to discharge the obligations of the Company under such agreement.

      6.3 Remedies. The Consultant acknowledges that any breach of the provisions of this Section 6 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

7. Independent Contractor Status. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name, of the Company or to bind the Company in any manner. Consultant acknowledges that as an independent contractor he is not entitled to participate in or receive any benefit or right offered to employees of the Company under any employee benefit plan, including without limitation, medical and health insurance. Consultant acknowledges that the Company will not withhold taxes on any amounts paid to him

                                                                       ACUSPHERE


hereunder and that Consultant is responsible for all tax withholding, social security, unemployment insurance and other similar payments.

8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance this Section 8.

9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreement and understandings, whether written or oral, relating to the subject matter of this Agreement.

11. Amendment. This Agreement may be amended or modified only by written instrument executed by both the Company and the Consultant.

12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

13. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company's successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

14. Survival. The covenants, agreement, representations and warranties contained in or made pursuant to this Agreement (including without limitation Section 6 hereof) shall survive termination of Consultant's services as provided herein.

15.   Miscellaneous.

      15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                                                                       ACUSPHERE


      15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

      15.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                       ACUSPHERE


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.



                                    ACUSPHERE, INC.

                                    By: /s/ Richard Walovitch
                                        ----------------------------------------
                                    Title: VP Clinical Research



                                    WILLIAM RAMAGE
                                    --------------------------------------------
                                    /s/ William Ramage

                                                                       ACUSPHERE


                                 SCHEDULE A


- Consulting and travel as necessary to discuss ultrasound contrast agent marketing and clinical application.

                       [ACUSPHERE, INC. LETTERHEAD]                    ACUSPHERE


                  AMENDMENT NO. 1 TO CONSULTING AGREEMENT

      This Amendment No. 1 dated as of December 7, 1999 (this "Amendment No. 1") amends that certain Consulting Agreement, dated as of May 21, 1999 (the "Consulting Agreement") by and among Acusphere, Inc., a Delaware corporation (the "Company") and William Ramage (the "Consultant").

1.    Amendment of the Consulting Agreement.

      1.01. Section 1 of the Consulting Agreement shall be deleted in its entirety and replaced with the following:

      "1(a). Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including, but not limited to, the services specified on Schedule A to this Agreement.

      1(b). Non-Competition. During the Consultation Period and for ninety days thereafter (the "Non-Compete Period"), the Consultant agrees that he shall not, directly or indirectly, alone or as a partner, officer, director, employee, agent, consultant or stockholder of any entity, pursue, solicit or conduct any business opportunity reasonably related to any ultrasound contrast agent ("Restricted Actions"). In the event the Company fails to engage Consultant for an average of three and one-half eight-hour work days over any seven day period, excluding mutually agreed upon vacation time or other absence, Consultant may notify the Company of such fact (the date on which the Company receives such notice being referred to herein as the "Notice Date"). If such failure by the Company to so engage Consultant continues for two weeks after the Notice Date, the Non-Compete Period shall expire ninety days after the Notice Date. Notwithstanding the foregoing, Consultant may, during the ninety day period following the termination of this Agreement or at any time after the expiration of the Non-Compete Period, interview with actual or potential competitors of the Company, provided, however, that Consultant does not engage in any Restricted Actions during the Non-Compete Period."

2.    Miscellaneous.

      2.01. Effect. Except as amended hereby, the Consultant Agreement, as amended, shall remain in full force and effect.

      2.02. Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Consultant Agreement unless the context clearly indicates or dictates a contrary meaning.

                       [ACUSHERE, INC. LETTERHEAD]                     ACUSPHERE


      2.03. Governing Law. This Amendment No. 1 shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

      2.04. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment No. 1 by signing any of such counterparts.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                       ACUSPHERE


      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.


                                                ACUSPHERE, INC.

                                                By: /s/ Sherri C. Oberg
                                                    ----------------------------
                                                    Name: Sherri C. Oberg
                                                    Title: President and CEO


                                                /s/ William Ramage
                                                --------------------------------
                                                William Ramage

                  AMENDMENT NO. 2 TO CONSULTING AGREEMENT

      This Amendment No. 2 dated as of September 15, 2000 (this "Amendment No. 2") amends that certain Consulting Agreement, dated as of May 21, 1999, as amended by Amendment No. 1 to the Consulting Agreement dated as of December 1999 (the "Consulting Agreement"), by and among Acusphere, Inc., a Delaware corporation (the "Company") and William Ramage (the "Consultant").

1.    Amendment of the Consulting Agreement.

      1.01. Section 2 of the Consulting Agreement shall be deleted in its entirety and replaced with the following:

      2. Term. This Agreement shall commence on May 21, 1999, hereof and shall continue until November 30, 2003 (such period, as it may be extended, being referred to as the "Consultation Period"), unless sooner terminated in accordance with the provisions of Section 4."

      1.02 Section 3 of the Consulting Agreement shall be deleted in its entirety and replaced with the following:

      3.1. Consulting Fees. The Company agrees to pay the Consultant consulting fees of $1,250 per day for the first ten (10) days worked in a calendar month. Should the Consultant provide consulting services to the Company in excess of ten days in any given calendar month, the Company shall pay the Consultant $1,000 per day for each additional day worked by the Consultant. This fee is inclusive of time spent traveling to and from the Study site(s) or Meeting locations.

      3.2. Stock Options. The Company and the Consultant shall execute an option agreement, in a form substantially similar to the one attached hereto as Schedule B, to purchase up to 30,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock").

      3.3. Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $1,000 per month without the prior written approval of the Company.

      3.4. Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company."

2.    Miscellaneous.

      2.01. Effect. Except as amended hereby, the Consultant Agreement, as amended, shall remain in full force and effect.

      2.02. Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Consultant Agreement unless the context clearly indicates or dictates a contrary meaning.

      2.03. Governing Law. This Amendment No. 2 shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

      2.04. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment No. 2 by signing any of such counterparts.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first above written.


                                                ACUSPHERE, INC.

                                                By: /s/ Sherri Oberg
                                                    ----------------------------
                                                    Name: Sherri Oberg
                                                    Title: President and C.E.O.


                                                /s/ William Ramage
                                                --------------------------------
                                                William Ramage

                                 SCHEDULE B

                    Non-Qualified Stock Option Agreement

                              ACUSPHERE, INC.

                    Non-Qualified Stock Option Agreement


      Acusphere, Inc., a Delaware corporation (the "Corporation"), hereby grants this 27th day of September, 2000 to Bill Ramage (the "Optionee"), an option to purchase a maximum of 30,000 shares (the "Option Shares") of its Common Stock, $.01 par value, at the price of $0.95 per share, on the following terms and conditions:

      1. Grant Under 1994 Stock Plan. This option is granted pursuant to and is governed by the Corporation's 1994 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

      2. Grant as Non-Qualified Stock Option; Other Options. This option is intended to qualify as a non-qualified option (rather than an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Corporation, but a duplicate original of this instrument shall not affect the grant of another option.

      3. Extent of Option if Business Relationship Continues. If the Optionee has continued to serve the Corporation or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Corporation), the Optionee may exercise this option for the total number of Option Shares set forth opposite the applicable date as follows:

On September 30, 2000                        845 Option Shares

On the last day of each of the               An additional 833 Option
following thirty-five (35) months            Shares.
commencing on October 31, 2000
until and through August 31, 2003.


      All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Corporation or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Corporation.

      4. Termination of Business Relationship. If the Optionee ceases to maintain a Business Relationship with the Corporation, other than by reason of death or disability as defined in Section 5, no further installments of this option shall become exercisable and this option shall terminate after the passage of sixty (60) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

      5. Death; Disability; Dissolution. If the Optionee is a natural person who dies while involved in a Business Relationship with the Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee is a natural person whose Business Relationship with the Corporation is terminated by reason of his disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes subject to a voluntary or involuntary bankruptcy proceeding, has a receiver appointed for all or a substantial portion of its property or enters into a merger or acquisition with respect to which such optionee is not the surviving entity at the time when such entity is involved in a Business Relationship with the Corporation, this Option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

      6. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

      7. Payment of Price. The option price is payable in United States dollars and may be paid:

            (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price; or

            (b) in the discretion of the Corporation's Board of Directors, in cash, by check, by delivery of shares of the Corporation's Common Stock having a fair market value (as determined by the Board of Directors) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price.

            Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Corporation if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code.

      8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Corporation, at the principal executive office of the Corporation, or to such transfer agent as the Corporation shall designate. Such notice shall state the election to exercise this option and the number of shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

      9. Restrictions on Transfer. Option Shares may not be transferred without the Corporation's written consent, except by will, by the laws of descent and distribution, or in accordance with the provisions of Section 16, if applicable. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act of 1933, as amended. Accordingly, such shares must be sold in compliance with the registration requirements of such Act or an exemption therefrom.

      10. Option Not Transferable. This option is not transferable or assignable. Only the Optionee can exercise this option.

      11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

      12.   No Obligation to Continue Business Relationship.  The
Corporation and any Related Corporations are not by the Plan or this option obligated to continue to maintain a business relationship with the Optionee.

      13. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares until a stock certificate therefor has been issued to the Optionee and is fully paid for in accordance with Section 7. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Corporation, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

      14. Capital Changes and Business Successions. It is the purpose of this option to encourage the Optionee to work for the best interests of the Corporation and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Corporation are hereby made applicable hereunder and are incorporated herein by reference.

      15. Withholding Taxes. If the Corporation or any related corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Corporation or related corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Corporation or related corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Corporation or related corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Corporation or related corporation, the Optionee will reimburse the Corporation or related corporation on demand, in cash, for the amount underwithheld.

      16.   Corporation's Right of First Refusal.

            (a) Exercise of Right: If the Optionee or the Optionee's legal representative (the "Transferor") desires to transfer all or any part of the Option Shares to any person other than the Corporation (an "Offeror"), the Transferor shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Corporation setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the bona fide offer. Upon receipt of the Option Notice, the Corporation shall have an assignable option to purchase any or all of such shares (the "Corporation Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Transferor. If the Corporation elects to purchase any or all of such Corporation Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Corporation, such Corporation Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Corporation of such counter-notice.

            (b) Sale of Option Shares to Offeror: The Transferor may, for 60 days after the expiration of the 30-day period during which the Corporation may give the counter-notice, sell, pursuant to the terms of the Offer, any or all of such Corporation Option Shares not purchased or agreed to be purchased by the Corporation or its assignee; provided, however, that the Transferor shall not sell such Corporation Option Shares to the Offeror if the Offeror is a competitor of the Corporation and the Corporation gives written notice to the Transferor, within 30 days of its receipt of the Option Notice, stating that the Transferor shall not sell such Corporation Option Shares to such Offeror; and provided, further, that prior to the sale of such Corporation Option Shares to the Offeror, the Offeror shall execute an agreement with the Corporation pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Section 16. If any or all of such Corporation Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Corporation Option Shares shall remain subject to the terms of this Section 16.

            (c) Adjustments for Changes in Capital Structure: If there shall be any change in the Common Stock of the Corporation through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 16 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Corporation Option Shares.

            (d) Failure to Deliver Corporation Option Shares: If the Transferor fails or refuses to deliver on a timely basis duly endorsed certificates representing Corporation Option Shares to be sold to the Corporation or its assignee pursuant to this Section 16, the Corporation shall have the right to deposit the purchase price for such Corporation Option Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts or State of Delaware, giving notice of such deposit to the Transferor, whereupon such Corporation Option Shares shall be deemed to have been purchased by the Corporation. All such monies shall be held by the bank or trust company for the benefit of the Transferor. All monies deposited with the bank or trust company remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Corporation on demand, and the Transferor shall thereafter look only to the Corporation for payment. The Corporation may place a legend on any stock certificate delivered to the Transferor reflecting the restrictions on transfer provided in Section 9 hereof and this Section 16.

            (e) Expiration of Corporation's Right of First Refusal: The first refusal rights of the Corporation set forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Corporation's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act") or a successor statute, at which time the first refusal rights of the Corporation set forth herein will automatically expire.

      17. Provision of Documentation to Optionee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

      18. Market "Stand-Off" Agreement. The Optionee hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Corporation and an underwriter of Common Stock or other securities of the Corporation, following the effective date of a registration statement of the Corporation filed under the Act, such Optionee shall not, to the extent requested by the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by the Optionee at any time during such period except Common Stock included in such registration; provided however, that (i) such agreement shall be applicable only with respect to an initial public offering of the Corporation's securities and (ii) all officers and directors of the Corporation and all other persons with registration rights enter into similar agreements.

      19.   Miscellaneous.

            (a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

            (b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

            (c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

            (d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

            (e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF the Corporation and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                    ACUSPHERE, INC.


                                    By: /s/ Sherri C. Oberg
                                        ----------------------------------------

                                    Title: President and CEO
                                           -------------------------------------
                                    Address: 38 Sidney Street
                                             Cambridge, MA 02139

                                    --------------------------------------------
                                    /s/ Bill Ramage
                                    --------------------------------------------
                                    Bill Ramage

                                    Address: PO Box 676042
                                             -----------------------------------
                                             Rancho Santa Fe, CA
                                             -----------------------------------